Exhibit 10.16

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (this “Agreement”) is made as of July 29, 2013, by and among DORIAN LPG (USA) LLC, a Delaware limited liability company with offices located at 27 Signal Road, Stamford, CT 06902 USA on behalf of its to be formed subsidiary, Dorian LPG (UK) Ltd. (“Dorian”), HIGHBURY SHIPPING SERVICES LTD., a United Kingdom corporation with offices located at 24-26 Baltic Street, Fourth Floor, London EC1Y OAU, UK (“Highbury”), and DORIAN (HELLAS) S.A., a Panama corporation with offices located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (“Hellas”).

WHEREAS, Highbury is engaged in providing vessel management services to vessels engaged in international commerce, including sub-agency vessel management services to LPG vessels owned by Dorian LPG Ltd., an indirect parent of Dorian;

WHEREAS, Dorian has been recently formed for the purpose of providing vessel management services for LPG vessels engaged in international commerce, inclusive of those LPG vessels under the management of Hellas and sub-managed by Highbury;

WHEREAS, Highbury leases certain office space located at 27 24-26 Baltic Street, Fourth Floor, London EC1Y OAU, UK (the “Premises”) and employs managerial, accounting, secretarial and other personnel located at the Premises for the conduct of its business;

WHEREAS, during the term of this Agreement, Dorian desires to utilize (i) part of the Premises, (ii) the services of certain personnel employed by Highbury, and (iii) equipment, services and resources of Highbury (or provided by third parties to Highbury) in the running by Dorian of its LPG Business;

WHEREAS, in consideration for continuing management of Dorian LPG Ltd.’s vessels by Hellas and sub-management by Highbury, Highbury desires to share these resources with Dorian;

WHEREAS, Highbury also agrees to transition and transfer over to Dorian, during the interim period from the date hereof and ending upon the earlier of: (i) the public listing of the shares of Dorian LPG Ltd. on Oslo Bors or (ii) eight (8) months from the date hereof (the “Transition Period”), all of Highbury’s personnel employed in Highbury’s sub-agency vessel management services for LPG vessels engaged in international commerce (“Highbury LPG Personnel”), and, as consideration thereof, Dorian shall continue to employ such Highbury LPG Personnel.

NOW, THEREFORE, it is agreed as follows:

1.                                      USE OF OFFICE SPACE, FACILITIES, ETC. OF HIGHBURY

During the term of this Agreement, Dorian will be entitled to the use and occupancy of certain office space, which is located on the Premises, and related facilities and services to carry out and perform its day-to-day activities, inclusive of Highbury’s computer and telephone service, computer and internet server, internet connection, postage meter, facsimile and copying facilities, and general office supplies.

2.                                      SUPPORT SERVICES AND PERSONNEL OF HIGHBURY

During the term of this Agreement, Highbury, by use of its personnel, shall provide such financial, accounting, secretarial and other services as may from time to time be requested by Dorian.

3.                                      HIGHBURY ENGAGEMENT DURING TRANSITION PERIOD

During the term of this Agreement, Hellas agrees to continue to engage Highbury as sub-agent in providing vessel management services to LPG vessels owned by Dorian LPG Ltd.

4.                                      HIGHBURY’S LPG PERSONNEL TRANSITION

4.1                               During the Transition Period, Highbury shall transition and transfer Dorian, free and clear of all encumbrances, and Dorian shall accept from Highbury, Highbury LPG Personnel.

4.2                               In consideration for the foregoing, Dorian agrees to continue to employ Highbury LPG Personnel transferred to Dorian and pay all expenses related thereto.

5.                                      TERMINATION AND ASSIGNMENT.

5.1                               This Agreement shall terminate upon the completion of the transfer of Highbury LPG Personnel to Dorian.

5.2                               Except as otherwise specifically provided in this Agreement, this Agreement and any rights pursuant hereto shall not be assignable by any party without the consent of each of the other parties hereto, which may be granted or withheld in each party’s sole discretion.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective permitted assigns, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective permitted assigns, from any obligations or liabilities that would otherwise be applicable.  The terms of this Agreement shall be binding upon the respective permitted successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and by their respective permitted successors and assigns.

6.                                      GOVERNING LAW.

This Agreement is made pursuant to and shall be governed by and interpreted under the laws of the State of New York without giving effect to conflict of laws principles.

7.                                      NOTICE.

All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been duly given when received by the party receiving the notice by hand, or when delivered by the U.S. Postal Service as certified or registered mail, postage prepaid, or when transmitted by fax with confirmed answerback received.  Delivery “by hand” includes

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commercial express or courier service or overnight delivery service.  All notices shall be sent to the addresses of the parties as set forth in the preamble of this Agreement.

8.                                      MISCELLANEOUS.

8.1                               Each of the parties shall take such actions and sign and deliver such other instruments and documents as may be reasonable, necessary or appropriate to effectuate the transactions contemplated under this Agreement; provided, however, that the taking of such acts or the execution of such documents will not result in material cost or liability to the respective party which is not otherwise required under this Agreement.

8.2                               Any disputes arising under or relating to this Agreement that are not capable of amicable resolution shall be submitted to arbitration in New York City before a panel of three arbitrators, one appointed by each of Dorian, Highbury and Hellas.  The award of the arbitrators may include costs, including a reasonable allowance for attorney’s fees, and judgment may be entered upon any award made hereunder in any court of competent jurisdiction for the purposes of enforcement and shall be final and binding.

8.3                               This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

8.4                               This Agreement may be executed in counterparts, a complete set of which shall be deemed an original, and in duplicates, each of which shall constitute an original.  Copies of this Agreement showing the true signatures of the parties, whether produced by photographic, digital, computer, or other reproduction, may be used for all purposes as originals.

8.5                               This Agreement may be amended only by written agreement signed by each party to this Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Highbury, Dorian and Hellas have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the date and year first above written.

HIGHBURY SHIPPING SERVICES LTD.

By:	/s/ Nigel Grey-Turner
Name: Nigel Grey-Turner
Title: Director

DORIAN LPG (USA) LLC

By:	/s/ John Hadjipateras
Name: John Hadjipateras
Title: President

DORIAN (HELLAS) S.A.

By:	/s/ C. J. Markakis
Name: C.J. Markakis
Title: President

AMENDMENT NO. 1
TO
TRANSITION AGREEMENT

THIS AMENDMENT NO. 1 TO THE TRANSITION AGREEMENT (this “Amendment”), is made and entered into as of March 1, 2014, by and among by and among DORIAN LPG (USA) LLC, a Delaware limited liability company with offices located at 27 Signal Road, Stamford, CT 06902 USA (“Dorian (USA)”), DORIAN LPG (UK) Ltd., a United Kingdom corporation and a wholly-owned subsidiary of Dorian (USA) with offices located at 24-26 Baltic Street, Fourth Floor, London EC1Y OAU, United Kingdom (“Dorian (UK”), HIGHBURY SHIPPING SERVICES LTD., a United Kingdom corporation with offices located at 24-26 Baltic Street, Fourth Floor, London EC1Y OAU, United Kingdom (“Highbury”), and DORIAN (HELLAS) S.A., a Panama corporation with offices located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (“Hellas” and collectively with Dorian and Highbury, the “Parties”).

WHEREAS, on July 29, 2013, Dorian (USA), on behalf of Dorian (UK) which had yet to be formed, and each of Highbury and Hellas entered into that certain Transition Agreement (the “Original Agreement”), pursuant to which Highbury agreed, among other things, to transition and transfer over to Dorian (UK) as and when duly formed and organized, during the interim period from the date of the Original Agreement and ending upon the earlier of: (i) the public listing of the shares of Dorian LPG Ltd. on Oslo Bors or (ii) eight (8) months from the date hereof (the “Transition Period”), all of Highbury’s personnel employed in Highbury’s sub-agency vessel management services for LPG vessels engaged in international commerce.

WHEREAS, now that (UK) has been duly formed and organized, it has been made a party hereto;

WHEREAS, the Parties hereto wish to extend the Transition Period to June 30, 2014 or such earlier date as may be mutually agreed by the Parties.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual premises and covenants herein set forth, the Parties hereto hereby agree to amend the Original Agreement as follows:

The definition of the Transition Period is hereby amended to mean the interim period from the date of the Original Agreement and ending on June 30, 2014 or such earlier date as may be mutually agreed by the Parties.

All other terms of the Original Agreement shall remain in full force and effect.

This Amendment may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on their behalf by their duly authorized representatives as of the date and year first above written.

DORIAN LPG (USA) LLC

By:	/s/ John C. Lycouris
Name: John C. Lycouris
Title: Chief Executive Officer

DORIAN LPG (UK) LTD.

By:	/s/ Nigel Grey-Turner
Name: Nigel Grey-Turner
Title: Director

HIGHBURY SHIPPING SERVICES LTD.

By:	/s/ Nigel Grey-Turner
Name: Nigel Grey-Turner
Title: Director

DORIAN (HELLAS) S.A.

By:	/s/ Konstantinos J. Markakis
Name: Konstantinos J. Markakis
Title: President